Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Oklo Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule-	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(c)	62,440,080	$9.41(2)	$587,561,152.80	$0.00014760	$86,724.03
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$587,561,152.80		$86,724.03
	Total Fees Previously Paid					$86,724.03		$86,724.03
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of Class A Common stock, $0.0001 par value per share, of the registrant (“Common Stock”) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices reported for the registrant’s Common Stock on June 17, 2024.